UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 24, 2007
InfoSonics Corporation
(Exact name of registrant as specified in its charter)
Maryland	001-32217	33-0599368
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

	5880 Pacific Center Blvd., San Diego, CA	92121
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 373-1600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Effective August 24, 2007, the Company entered into a Lease Termination Agreement providing for the termination of its current headquarters’ office space and the receipt of $2.15 million from the building owner to early terminate its lease and waive certain claims against the property owner. The Lease Termination Agreement provides that the Company’s headquarters’ lease will terminate September 30, 2007.

Item 1.02.	Termination of a Material Definitive Agreement

Please see description of lease termination under Item 1.01 of this Form 8-K.

Item 7.01.	Regulation FD Disclosure

The Company issued a press release dated August 29, 2007 announcing the early termination of its headquarters’ lease.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

ExhibitNo.	Description

99.1	Press Release dated August 29, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoSonics Corporation

By:	/s/ Jeffrey Klausner
Chief Financial Officer
Date: August 30, 2007

EXHIBIT INDEX
99.1                           Press Release dated August 29, 2007